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                                                                   EXHIBIT 10.17



Novadigm, Inc., the ("Company") agrees to advance $150,000 to Stuart Jacobson, Executive Vice President, the ("Executive"). This advance, subject to standard withholding is paid in anticipation of the Executive earning his annual bonus for fiscal 1998. To earn this bonus, the Executive agrees to devote his full time, skill and attention to his duties and responsibilities, and to perform them faithfully, and diligently, and to use his best efforts as an employee to further the business of the Company at the direction of management. In addition, the Executive agrees to be present and continually employed by the Company through the date upon which the fiscal fourth quarter and annual earnings are released to the public. If the Executive breaches this agreement in any way, the Executive agrees to return the advance to the Company. If the Executive is required to return the advance due to his breaching of this agreement, and is unable or unwilling to return the advance, the Company shall offset the outstanding balance of the advance with any benefits or monies due the Executive including unused vacation. In addition, any outstanding option grant shall immediately be cancelled whether or not it has vested.

This agreement constitutes the entire agreement between the parties and supersedes all previous agreements or representations, oral or written, relating to this agreement. This agreement may not be modified or amended except in writing and signed by each party. This agreement is confidential. Disclosure of the existence, or terms of this agreement to any third party by the Executive shall constitute a breach of this agreement.


  /s/  STUART JACOBSON                          /s/  ALBION FITZGERALD
---------------------------------             ---------------------------------
       Stuart Jacobson                               Albion Fitzgerald
          Executive                                  President & CEO


          2/13/98                                       2/10/98
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           Date                                          Date